Exhibit 99.1

Permira Completes Acquisition of Mimecast

LEXINGTON, Mass. – May 19, 2022 (GLOBE NEWSWIRE) – Mimecast Limited (“Mimecast”) today announced the completion of its acquisition by funds advised by Permira for approximately $5.8 billion or $80.00 per share in cash.

“Today marks the beginning of an exciting new era at Mimecast during which we will continue to transform the way email security, data and resilience are managed,” said Peter Bauer, chairman and chief executive officer of Mimecast. “With Permira’s resources, network and deep experience scaling global technology companies, we will be better positioned than ever to deliver the innovations that our customers and the world need. I want to thank our 2,000 Mimecasters for their relentless dedication to our customers and our mission.”

With the completion of the transaction, Mimecast’s stock ceased trading and the company is no longer listed on any public market.

Citi served as exclusive financial advisor to Mimecast, and Goodwin Procter LLP acted as legal counsel. Qatalyst Partners acted as lead financial advisor to Permira and BofA Securities, J.P. Morgan Securities LLC and RBC Capital Markets, LLC served as financial advisors. Blackstone Credit and funds managed by Ares Management Corporation’s Credit Group provided committed debt financing to the Permira funds. Fried, Frank, Harris, Shriver & Jacobson LLP served as legal counsel to Permira.

Mimecast: Relentless protection. Resilient world. ™

Mimecast was born in 2003 with a focus on delivering relentless protection. Each day, we take on cyber disruption for our tens of thousands of customers around the globe; always putting them first, and never giving up on tackling their biggest security challenges together. We are the company that built an intentional and scalable design ideology that solves the number one cyberattack vector – email. We continuously invest to thoughtfully integrate brand protection, security awareness training, web security, compliance and other essential capabilities. Mimecast is here to help protect large and small organizations from malicious activity, human error and technology failure; and to lead the movement toward building a more resilient world. www.mimecast.com

Mimecast and the Mimecast logo are registered trademarks of Mimecast. All other third-party trademarks and logos contained in this press release are the property of their respective owners.

About Permira

Permira is a global investment firm that backs successful businesses with growth ambitions. Founded in 1985, the firm advises funds with total assets under management of €60bn+ and makes long-term majority, minority investments. The Permira funds have made approximately 300 private equity investments in four key sectors: Technology, Consumer, Healthcare and Services. Permira employs over 450 people in 16 offices across Europe, North America, and Asia.

The Permira funds have previously backed and helped scale some of the largest and fastest growing software, cyber security and consumer technology businesses globally, including McAfee, Exclusive Group, Sysdig, Ancestry.com, LegalZoom, Adevinta, Klarna, Genesys, Informatica and many others. For more information, visit www.permira.com or follow us on LinkedIn or Twitter. For more information, visit www.permira.com.

Safe Harbor for Forward-Looking Statements

Certain statements contained in this communication may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “predicts,” “plans,” “expects,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may,” “might,” “could,” “see,” “seek,” “forecast,” and similar words. Forward-looking statements are based on Mimecast’s current plans and expectations and involve risks and uncertainties which are, in many instances, beyond Mimecast’s control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following: (i) the effect of the transaction on the ability of Mimecast to retain and hire key personnel and maintain relationships with its key business partners and customers, and others with whom it does business, or on its operating results and businesses generally; (ii) the response of competitors to the transaction; (iii) significant costs associated with the transaction; and (iv) the other risks, uncertainties and factors detailed in Mimecast’s filings with the Securities and Exchange Commission (SEC). As a result of such risks, uncertainties and factors, Mimecast’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Mimecast is providing the information in this communication as of this date and assumes no obligations to update the information included in this communication or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

For Mimecast

Investor Contact

Investors@Mimecast.com

Press Contact

Press@Mimecast.com

For Permira

Nina Suter

Nina.Suter@permira.com

+44 207 9594037

James Williams

james.williams@permira.com

+44 774 7006407

OR

Brooke Gordon/Devin Broda/Julie Rudnick

Sard Verbinnen & Co

permira-svc@sardverb.com